UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2019

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 7.01 Regulation FD Disclosure

On April 22, 2019, Ring Energy, Inc. (the “Company”) issued a press release providing information on its operations for the first quarter of 2019. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 29, 2019, the Company issued a press release providing information on its preliminary 2019 capital expenditure budget. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On May 2, 2019, the Company issued a press release announcing that it has scheduled a conference call on Thursday, May 9, 2019 at 12:00 p.m., Eastern Time, to discuss the Company’s 2019 first quarter financial and operating results. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1, 99.2. and 99.3, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Document

99.1	Press Release dated April 22, 2019.
99.2	Press Release dated April 29, 2019.
99.3	Press Release dated May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: May 3, 2019	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer